UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010 (June 2, 2010)

Newcastle Investment Corp.

(Exact name of Registrant as specified in its charter)

Maryland	001-31458	81-0559116
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (212) 798-6100

Not Applicable

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 2, 2010, the stockholders of Newcastle Investment Corp. (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected two Class II directors of the Company, which constitutes all the directors of such class. The number of shares that: (i) voted for the election of such director; (ii) withheld authority to vote for such director; and (iii) represent broker non-votes with respect to such director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*

Kevin J. Finnerty	21,511,136	807,157	29,764,252

Kenneth M. Riis	21,511,052	807,241	29,764,252

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Ernst & Young LLP is summarized in the table below.

Votes For	Votes Against	Abstentions
51,038,981	409,969	633,595

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010

Newcastle Investment Corp.

By:	/S/ BRIAN C. SIGMAN
Brian C. Sigman Chief Financial Officer